Exhibit 4.1

Certificate No.	1	For	65,000	Shares Issued to	The U.S. Dept. of the Treasury	Transferred from	/ /20
Dated	January 9	, 2009	Receipt acknowledged	No. Original Certificate	No. Original Shares	No. Of Shares Transferred

1	INCORPORATED UNDER THE LAWS OF North Carolina	65,000

FIRST BANCORP
Fixed Rate Cumulative Perpetual Preferred Stock, Series A
65,000 Authorized Shares

This Certifies that         The United States Department of the Treasury        is the owner of     Sixty-Five Thousand and No/100                fully paid  and non-assessable Shares of the Capital Stock of the above-named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this  9th   day of   January 20  09.

/s/ Anna G. Hollers	/s/ Jerry L. Ocheltree
Anna G. Hollers/Secretary	Jerry L. Ocheltree/President
UST SEQUENCE NO. 341

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE SHARES ARE SUBJECT TO CERTAIN RIGHTS, PREFERENCES AND LIMITATIONS AS SET FORTH IN THE ARTICLES OF INCORPORATION OF THE ISSUER.  THE ISSUER WILL PROVIDE A SUMMARY OF SUCH RIGHTS, PREFERENCES AND LIMITATIONS TO THE SHAREHOLDER IN WRITING AND WITHOUT CHARGE.

—–

 CERTIFICATE

˜™

FOR

65,000

SHARES

OF

FIRST BANCORP
Issued to
The U.S. Dept. of the Treasury

Dated
January 9, 2009